Independent Auditors' Consent



To the Shareholders and Board of Directors of Smith Barney Concert Allocation Series Inc.:

We consent to the use of our report dated March 17, 1998 for the Select High Growth, Select Growth, Select Balanced, Select Conservative, and Select Income Portfolios of the Smith Barney Concert Allocation Series Inc. incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Counsel and Auditors" in the Statement of Additional Information.




	KPMG Peat Marwick LLP


New York, New York
April 21, 1998